Exhibit 10.47

LEASE

between

CROWN PERRYVILLE, LLC, a Delaware limited liability company

as Landlord,

and

INO THERAPEUTICS LLC, a Delaware limited liability company

as Tenant

Dated: July 9, 2008

Perryville III at Perryville Corporate Park

53 Frontage Road

Portion of Second (2nd) Floor

Hampton, New Jersey

TABLE OF CONTENTS

Article				Page

1	LEASE OF PREMISES			2

2	TERM AND POSSESSION			3

3	RENT			6

4	SECURITY DEPOSIT			13

5	OCCUPANCY AND USE			14

6	UTILITIES AND OTHER BUILDING SERVICES			16

7	REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES			18

8	FIRE OR OTHER CASUALTY; CASUALTY INSURANCE			21

9	GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE			22

10	EMINENT DOMAIN			24

11	LIENS			24

12	RENTAL, PERSONAL PROPERTY AND OTHER TAXES			25

13	ASSIGNMENT AND SUBLETTING			25

14	TRANSFERS BY LANDLORD			27

15	DEFAULTS AND REMEDIES			28

16	INTENTIONALLY OMITTED			32

17	NOTICE AND PLACE OF PAYMENT			32

18	ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES			32

19	MISCELLANEOUS GENERAL PROVISIONS			36

Exhibits:
	A	-	Premises
	B	-	Landlord’s Work
	C	-	Rules and Regulations
	D	-	Estoppel Certificate
	E	-	HVAC Standards

LEASE

THIS LEASE (this “Lease”) is made this 9th day of July, 2008, by and between CROWN PERRYVILLE, LLC, a Delaware limited liability company (“Landlord”), and INO THERAPEUTICS LLC, a Delaware limited liability company (“Tenant”).

ARTICLE 1

LEASE OF PREMISES

Section 1.1             Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, office space in the building, which is commonly known as Perryville III at Perryville Corporate Park located at 53 Frontage Road, Hampton, New Jersey 08827 (the “Building”) for the term hereinafter specified. The space in the Building hereby leased to Tenant is set forth in Item A of the Basic Lease Provisions and is designated on Exhibit A attached hereto (the “Premises”).

Section 1.2             Basic Lease Provisions.

A.            Premises: A portion of the second (2nd) floor of the Building more particularly described on Exhibit A, attached hereto.

B.            Rentable Area of Premises: approximately 14,632 rentable square feet in the aggregate without representation or warranty by Landlord.

C.            Building Expense Percentage: 5.226%, based on dividing the Rentable Area of the Premises set forth above by 280,000 rentable square feet, being the approximate rentable area of the Building.

D.            Base Rent:

PERIOD	BASE RENT PER SQUARE FOOT	ANNUAL BASE RENT	MONTHLY BASE RENT
Year 1	$21.00 (based only on 10,000 rsf)	$210,000.00	$17,500.00
Year 2	$21.00	$307,272.00	$25,606.00
Year 3	$21.00	$307,272.00	$25,606.00

E.             Term: Three (3) years.

F.             Commencement Date: The earlier to occur of (i) date of substantial completion of Tenant’s Initial Alterations (as defined in Section 7.3 herein), or (ii) September 22, 2008.

G.            Rent Commencement Date: The Commencement Date.

H.            Security Deposit: $25,606.00.

I.              Broker(s): CB Richard Ellis, Inc. representing Landlord and CresaPartners representing Tenant.

J.             Permitted Use: General office use and for no other purposes.

K.            Address for notices and payments as follows:

Landlord	c/o Crown Properties, Inc.
8 Fairway Court
Upper Brookville, New York 11771

With copies to:	Platte, Klarsfeld, Levine & Lachtman, LLP
10 East 40th Street, 46th Floor
New York, New York 10016
Attn: David R. Lachtman, Esq.

With Rental Payments to:	Crown Properties, Inc.
8 Fairway Court
Upper Brookville, New York 11771

Tenant:	At the Premises, Attn: Charlene Budinich, Facilities Manager

With copies to:	INO Therapeutics LLC
6 Route 173
Clinton, NJ 08809
Attn: William B. Scheinler, Association General Counsel, Commercial and Securities

J. J. Broderick, Esq.
Morgan, Lewis & Bockius, LLP
1701 Market Street
Philadelphia, PA 19103

ARTICLE 2

TERM AND POSSESSION

Section 2.1             Term. The term of this Lease shall be the period of time specified in Item E of the Basic Lease Provisions (“Original Term”) and shall commence on the earlier to occur of (i) the Commencement Date; or (ii) the date Tenant takes possession or commences use of the Premises for the Permitted Use and not for the purposes specified below in Section 2.2.

The date of commencement as defined above, hereinafter called the “Commencement Date,” and the “Expiration Date” shall be confirmed by Tenant as provided in Section 2.5. As used in this Lease, “Lease Term” shall include the Original Term and any renewal thereof.

Section 2.2             Tenant’s Entry Into the Premises. Subject to the terms hereof and provided that Tenant and its agents do not unreasonably interfere with Landlord’s Work (as defined in Exhibit B annexed hereto and made a part hereof), Tenant shall have access to the Premises following execution of this Lease for the purpose of Tenant installing telephone and network equipment and cabling and performing Tenant’s Initial Alterations. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s contractor in performing Landlord’s Work. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as reasonably directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Rent Commencement Date). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk and liability, unless due such injury, loss or damage is due to Landlord’s gross negligence or willful misconduct. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Landlord’s Work, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Building and against injury to any persons caused by Tenant’s actions pursuant to this Section 2.2.

Section 2.3             Possession. Except for Landlord’s Work, and except as otherwise specifically provided in this Lease, Landlord is leasing the Premises to Tenant “as is” without representation or warranty. However, failure of Landlord to deliver possession of the Premises on the Commencement Date will not subject Landlord to any liability or otherwise affect the validity of this Lease for the obligations of Tenant hereunder.

Section 2.4             Intentionally Omitted.

Section 2.5             Tenant’s Acceptance of the Premises. Upon delivery of possession of the Premises to Tenant and following completion of Tenant’s Initial Alterations, (a) Landlord and Tenant shall execute a “punch list” identifying such portions of the Landlord’s

Work which remain uncompleted and delivery of possession of the Premises to Tenant, and (b) Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Premises for occupancy for the Permitted Use and the condition of the Premises, including the tenant finish improvements constructed therein as part of Landlord’s Work (other than the items identified for the punch list), was at that time satisfactory and in conformity with the provisions of this Lease in all respects. Landlord shall promptly thereafter correct all such punch list items within thirty (30) days. If Tenant takes possession of and occupies the Premises for the Permitted Use and not for the purposes described in Section 2.2 above, Tenant shall be deemed to have accepted the Premises in the manner described in this Section 2.5, even though the punch list and the letter of understanding provided for herein may not have been executed by Tenant.

Section 2.6             Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein except as otherwise provided for herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant’s expense. Upon such expiration or termination, Tenant shall have the right to remove its personal property (as described in Article 7), and shall, provided Landlord notified Tenant at the time Landlord consented to the installation of the applicable alteration that such alteration(s) would need to be removed prior to the expiration or sooner termination, remove all alterations made to the Premises by or on behalf of Tenant (including, without limitation, the work provided for in Tenant’s Initial Alterations, provided Landlord notifies Tenant of the required removal of the applicable portion of Tenant’s Initial Alterations in the letter of understanding described in 2.5 above or if Tenant performs other Alterations, as defined herein, during the Term). Any property remaining in the Premises after the expiration or termination of this Lease shall be deemed abandoned and Landlord shall have the right to remove and dispose of such property at Tenant’s sole cost and expense. Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed, ordinary wear and tear and other damage Tenant is not obligated to repair excepted.

Section 2.7             Holding Over. If Tenant, without the prior written consent of the Landlord, holds over and remains in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder, Tenant shall be deemed to hold the Premises as a tenant at sufferance, subject to all of the terms, conditions and covenants of this Lease (which shall be applicable during the holdover period), except that the monthly Base Rent payable during such holdover period shall be an amount equal to the greater of (a) 1.5 times the monthly installments of Base Rent payable at the time of such expiration or earlier termination, or (b) 1.5 times the then prevailing rate for space of similar size and quality in the Building as determined by Landlord in its reasonable discretion. Notwithstanding the foregoing provision, no holding over by Tenant shall operate to extend this Lease, and Tenant shall be liable for all damages to Landlord, both direct and consequential, attributable to such holding over. The provisions of this paragraph do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or by any other rights hereunder.

ARTICLE 3

RENT

Section 3.1             Base Rent. Tenant shall pay to Landlord as Base Rent for the Premises the amounts specified in Item D of the Basic Lease Provisions, which Base Rent shall be payable in monthly installments as specified, in advance, without deduction or offset except as otherwise provided for herein, on or before the first day of each and every calendar month during the Lease Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Base Rent for such first or last fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month. Tenant shall pay to Landlord the first monthly installment of Base Rent upon Tenant’s execution of this Lease.

Section 3.2             Annual Rental Adjustment.

A.            Definitions. For purposes of this Section 3.2, the following definitions shall apply:

1.             “Annual Rental Adjustment” shall mean an amount for each calendar year subsequent to the Base Year equal to Tenant’s Building Expense Percentage multiplied by the difference between (a) the amount of Operating Expenses for such calendar year and (b) the amount of Operating Expenses for the Base Year. In no event shall the Annual Rental Adjustment for any year during the term hereof be less than zero.

2.             “Operating Expenses”

(1) shall mean the amount of all of Landlord’s direct costs and expenses paid or incurred in owning, managing, operating and maintaining the Building (including without limitation the Common Areas as defined in Section 19.3) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including all additional direct costs and expenses of ownership, management, operation and maintenance of the Building which Landlord reasonably determines that it would have paid or incurred during such year if the Building had been ninety-five (95%) percent occupied, including by way of illustration and not limitation: all general real estate taxes and all special assessments levied against the Building (hereinafter called “real estate taxes”), other than penalties for late payment; costs and expenses of contesting the validity or amount of real estate taxes, including, without limitation, reasonable attorneys’ fees; insurance premiums, water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management fees not to exceed 4% of gross rents derived from the building for the applicable year; wages and related employee benefits payable for the maintenance and operation of the Building; amortization over such period as Landlord shall reasonably determine of capital improvements made to the Building with the intention of reducing Operating Expenses or future increases in Operating Expenses to the extent such capital improvements actually reduce Operating Expenses or future increases in Operating Expenses, together with interest at the rate of twelve percent (12%) per annum on the unamortized balance thereof; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years, excluding from Operating Expenses all other costs and expenses which would, under generally accepted accounting principles, not be regarded as operating and maintenance costs and expenses. There shall also be included in Operating Expenses the cost or portion thereof reasonably allocable to the Building, amortized over such period as Landlord shall reasonably determine, together with interest at the rate of twelve percent (12%) per annum on the unamortized balance, of any capital improvements made to the Building by Landlord after the date of this Lease which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed.

(2) Notwithstanding Section 3.2(A)(2)(l) above, “Operating Expenses shall not include: any leasing commissions, attorneys’ fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenants or other occupants of the Building; expenses that relate to preparation of rental space for a tenant including but not limited to “tenant allowances”, “tenant concessions”, workletters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leaseable space in the Building, including space planning/interior architecture fees for same; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord or costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain; principal, finance charges or interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Building or a portion thereof or rental payments (or increases in same) under any ground or underlying lease or leases covering the Building or a portion thereof; salaries of executive officers of Landlord; cleaning and other janitorial services at least five (5) nights a week, which shall be included as a service to Tenant at no additional charge to Tenant; income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Landlord or of another tenant of the Building; costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord; services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Building pays third persons; costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors of any terms and conditions of this Lease or of the leases of other tenants in the Building, and/or of any valid, applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Building that would not have incurred but for such violation by Landlord, its employees agents and/or contractors, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Building; costs directly resulting from the negligence or willful misconduct of Landlord, its employees, agents and/or contractors; payments in respect of overhead and/or profit to any subsidiary or affiliate of Landlord, or to any other party, as a result of a non-competitive selection process for services (other than the management fee referenced in Section 3.2(A)(2)(1) above) on or to the Building, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord, or by third parties, of similar skill, competence and experience, on a competitive basis; real estate taxes allocable to the leasehold improvements of other tenants or occupants in the Building; compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord or any subsidiary or affiliate of Landlord at the Building; costs or expenses for sculpture, paintings or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, securing, repair and/or maintenance of same; contributions to operating expense reserves; premiums and other charges with respect to rental loss insurance; contributions to charitable organizations; rental and any other expenses, including wages, salaries and benefits, and adjustments thereto, for Landlord’s on-site management and/or leasing offices; costs or fees relating to the defense of Landlord’s title to or interest in the Property, or any part thereof.

3.             “Building Expense Percentage” shall mean the percentage specified in Item C of the Basic Lease Provisions.

4.             “Base Year” shall mean calendar year 2008.

B.            Payment Obligation. In addition to the Base Rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the Premises, in each calendar year or partial calendar year, during the term of this Lease, an amount equal to the Annual Rental Adjustment for such calendar year.

1.             Payment of Estimated Annual Rental Adjustment. The Annual Rental Adjustment shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant. Tenant shall pay to Landlord each month, at the same time the Base Rent is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

2.             Increases in Estimated Annual Rental Adjustment. If Landlord’s estimate of Operating Expenses increases during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year.

3.             Adjustment to Actual Annual Rental Adjustment. On or about March 31st of the following calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment for the preceding calendar year. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant (or pay to Tenant if the Term has expired), as the case may be, the difference between the actual Annual Rental Adjustment for such calendar year and the estimated amount paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then the Annual Rental Adjustment for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. The obligations of Landlord and Tenant under this Section 3.2 B.3 shall survive the expiration or sooner termination of this Lease.

4.             Tenant Verification. Tenant or its accountants shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord’s statement of the actual amount of the Annual Rental Adjustment, such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof, provided that in no event shall Tenant be entitled to retain in connection with its inspection of Landlord’s books of account and records any person or firm reviewing such books of accounts and records on a contingency basis, and provided further that Landlord, at Landlord’s sole discretion, may provide an audit prepared by an independent certified public accountant reasonably acceptable to Tenant, in lieu of allowing Tenant to inspect Landlord’s books of account and records. Tenant agrees that any information obtained during its inspection of Landlord’s books of account and records and any audit of such records delivered by Landlord to Tenant shall be kept in strict confidence by Tenant and its agents and employees and shall not be disclosed to any other parties. Unless Tenant shall take written exception of any item and any such statement within such ninety (90) day period, such statement shall considered final and accepted by Tenant. If Tenant takes written exception of any item within any statement within such ninety (90) day period, the parties shall endeavor to agree promptly and reasonably upon any appropriate adjustment to the Annual Rental Adjustment taking into account Tenant’s findings. If, as of sixty (60) days after Tenant has submitted its findings to Landlord, the parties have not agreed on the appropriate adjustment to the Annual Rental Adjustment, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Hampton, New Jersey area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third. If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of the applicable Annual Rental Adjustment, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of the Annual Rental Adjustment. The determination of the Accountant (s) shall bind the parties. If the parties agree or the Accountant (s) determine that the Annual Rental Adjustment actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results provided that, if the Lease term has expired, Landlord shall pay the excess to Tenant within thirty (30) days. If the parties agree or the Accountant (s) determine that Tenant’s payments of the Annual Rental Adjustment for such calendar year were less than Tenant’s actual obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. Each party shall pay the costs of its own hired Accountant and will split evenly the cost of the third Accountant, if applicable. Additionally, if the parties agree or the Accountant(s) determine that the Annual Rental Adjustment actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year by more than 5%, then Landlord shall reimburse Tenant for the reasonable third party out-of- pocket expenses incurred by Tenant in connection with such audit.

Section 3.3            Electric Inclusion.

A.            During the Original Term Tenant shall pay to Landlord, as Additional Rent, electric charges (the “Electrical Inclusion Amount”) on account of Tenant’s consumption of electrical energy in the Premises in the sum of $21,948.00 per annum payable in equal monthly installments of $1,829.00 (equivalent to $1.50 per rentable square foot). The Electrical Inclusion Amount does not include charges for overtime heating, ventilation and air-conditioning. Tenant will, except for the purpose of office cleaning and its off-hours and overnight customer call center, use electrical energy only during normal weekday operating hours of the Building. Accordingly, if from time to time Tenant makes material use of electricity during hours other than as permitted above, or if from time to time Tenant after completion of its initial installation adds or changes any machinery, appliances or equipment which materially increases the aggregate electrical load in the Premises, the Electrical Inclusion Amount shall from time to time be equitably adjusted to reflect the resulting increase in such use. In addition, Landlord shall have the right to conduct a periodic survey of Tenant’s actual electrical usage and increase the Electrical Inclusion Amount if the survey indicates the Tenant’s usage of electricity exceeds the cost of $1.50 per rentable square feet of the Premises. Landlord shall furnish a statement of Landlord’s determination as to the amount of the adjustment, and the same shall become binding upon the parties unless, within thirty (30) days, Tenant notifies Landlord that it disputes the amount of such adjustment, in which event the parties shall in good faith make reasonable attempts to come to agreement, and, if

Landlord and Tenant cannot agree thereon, the amount of such adjustment shall be determined, based on standard practices, by an independent electrical consultant selected by Landlord and reasonably approved by Tenant. Tenant shall permit said consultant to have access to the Premises and Tenant’s electrical facilities for the foregoing purpose at all reasonable times. The fee of such consultant shall be paid by Tenant unless such consultant finds that Tenant’s use does not justify an increase in Additional Rent, in which case the fee shall be paid by Landlord. When the amount of such adjustment is so determined, if any, Landlord and Tenant shall execute a supplementary agreement to reflect such adjustment, which shall be effective from the date of the increase of such usage as determined by such electrical consultant and shall be made retroactively if necessary. Any adjustment shall be effective even if such supplementary agreement (in form reasonably approved by Tenant) is not executed and delivered. Pending the determination of the adjustment, Tenant shall pay to Landlord the amount of such adjustment as specified in Landlord’s statement. Thereafter, if it is determined that Tenant has overpaid, Tenant shall receive a credit against Additional Rent in the amount of the overpayment, said credit to be applied against the next accruing installment(s) of Additional Rent.

B.            Landlord reserves the right to discontinue furnishing electric energy to the Premises at any time upon not less than ninety (90) days notice to Tenant in which event Tenant shall arrange to obtain electric service directly from the utility providing electric service to the Building. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant, and the Additional Rent payable under this Lease shall be reduced by the Electrical Inclusion Amount then in effect. If Landlord voluntarily discontinues, or is required by Applicable Laws to discontinue, furnishing electric energy to Tenant, Landlord shall, prior to the effective date of such discontinuance, at Landlord’s expense, make such changes in panel boards, feeders, risers, wiring and other conductors and equipment to the extent required to permit Tenant to obtain electric energy directly from the public utility company.

C.            If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any government authority, Tenant agrees that, where permitted by law or applicable regulations, Tenant’s pro rata share of such taxes shall be reimbursed by Tenant to Landlord within thirty (30) days of request thereof.

D.            Except as otherwise provided for herein, Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant’s use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and facilities in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the building’s electric service, Tenant shall not, without Landlord’s prior written consent in each instance, connect any fixtures, appliances or equipment (other than a reasonable number of table or floor lamps, typewriters, word processors, small computers, photocopy machines and similar small office machines using comparable electric current) to the Building’s electric distribution system nor make any alteration or addition to the electric system of the Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord upon notice to Tenant, and all costs and expenses in connection therewith, including, without limitation, those for filing and supervision, shall be paid by Tenant. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Additional Rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord, to wit: the potential additional electrical current to be made available to Tenant based upon the estimated initial total capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree on the amount of such Additional Rent increase, the same shall be determined by a reputable electrical consultant, to be selected by Landlord, and reasonably approved by Tenant, and paid by Tenant. The parties shall then execute an agreement prepared by Landlord amending this Lease and setting forth the new Additional Rent resulting from such increase and confirming the effective date thereof, but such increase shall be effective from such date even if such agreement is not executed.

Section 3.4            Late Charges. In the event Tenant fails to pay within five (5) days after the same is due and payable any installment of Base Rent or any other sum or charge required to be paid by Tenant to Landlord under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the annual rate of five percentage points above the rate then most recently announced by Citibank, N.A., or its successor, as its corporate base lending rate, as such corporate base lending rate may change from time to time during the term of this Lease, or the highest rate permitted under applicable law, whichever is less, until paid. The payment of such interest shall not excuse or cure any default of Tenant under this Lease.

Section 3.5            Additional Rent. All sums due from Tenant to Landlord hereunder, whether denominated as Base Rent, Annual Adjustment Rental, Electrical Inclusion Amount or otherwise, shall be deemed “rent” under this Lease. The payment of rent hereunder is independent of each and every covenant and agreement contained in this Lease, and except as otherwise provided for herein, rent shall be paid without set-off, abatement, counterclaim or deduction whatsoever.

ARTICLE 4

SECURITY DEPOSIT

The sum set forth in subparagraph H of Section 1.2 hereinabove shall be held by Landlord as a security deposit during the term of this Lease in an interest bearing account of Landlord’s choosing. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the security deposit, or balance thereof then held by Landlord, without interest, to Tenant within sixty (60) days after the expiration of this Lease or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions, or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, within ten (10) days after Landlord’s demand therefor, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the term of this Lease the full amount of the security deposit. Landlord shall not be required to hold the security deposit as a separate account, but may commingle it with Landlord’s other funds. At the expiration or sooner termination of this Lease, the interest gained on the security deposit during the Term shall be returned to Tenant with the security deposit.

In the event of a sale of the Building, Landlord shall have the right to transfer the security deposit to its purchaser, and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to the new purchaser for the return of such deposit, provided Tenant has received evidence of receipt of such security deposit from purchaser. In the event of an assignment of this Lease by Tenant, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

ARTICLE 5

OCCUPANCY AND USE

Section 5.1            Occupancy. Tenant shall use and occupy the Premises for the purposes set forth in Item J of the Basic Lease Provisions and shall not use the Premises for any other purpose whatsoever.

Section 5.2            Covenants of Tenant Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

A.            Tenant shall (i) use and maintain the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency having jurisdiction over the Building (“Applicable Laws”), triggered by a change in the use or occupation of, or any improvement or alteration to, the Premises, (iii) comply with and obey all reasonable directions of the Landlord, including the Building’s Rules and Regulations attached hereto as Exhibit C and as may be modified from time to time by Landlord on reasonable notice to Tenant, and (iv) shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or injure them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of the Building Rules and Regulations.

B.            Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

C.            Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would, in Landlord’s opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as Additional Rent for any increase in premiums charged on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant, provided Landlord provides reasonable documentation to Tenant evidencing Tenant as the cause of such premium increase and such cause is not associated with the Permitted Use.

D.            Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building, except for such tenant identification information to be included or shown on the directory board in the main lobby, on or adjacent to the access door or doors to the Premises, and on the monument sign in the front of the Building, but in any event the size and design of such signage shall be subject to Landlord’s prior consent, not be unreasonably withheld.

Section 5.3            Landlord’s Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Premises or the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

A.            Landlord may install such signs, advertisements or notices or tenant identification information on the directory board or tenant access doors as it shall deem necessary or proper.

B.            Landlord shall approve or disapprove, prior to installation, all types of drapes, shades and other window coverings used in the Premises, and may control all internal lighting that may be visible from outside the Premises.

C.            Landlord shall approve or disapprove all sign painting and lettering, towels, vending machines or toilet supplies used or consumed on the Premises and the Building, including the suppliers thereof.

D.            Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Premises for the use permitted in Item J of the Basic Lease Provisions.

E.            If with fewer than sixty (60) days left on the term of this Lease Tenant has vacated the Premises, Landlord may take possession of the Premises for the purpose of redecorating them for occupancy by another tenant without such reentry being deemed to be an eviction of Tenant or a termination of the term of this Lease.

F.             Landlord may control the Common Areas in such manner as it deems necessary or proper, including without limitation, requiring all persons entering or leaving the Building to identify themselves and their business in the Building to a security guard; excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors and elevators, during times of emergency, repairs or after regular business hours, provided such restricted access after regular business hours does not unreasonably restrict Tenant’s employees from accessing the Premises for the conduct of Tenant’s business therein.

Section 5.4.           Access to and Inspection of the Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at reasonable times upon at least twenty-four hours prior notice to Tenant, which notice may be oral, except in the event of an emergency, for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6

UTILITIES AND OTHER BUILDING SERVICES

Section 6.1            Services to be Provided. Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant’s comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

A.            Heating, ventilation and air-conditioning (“HVAC”) between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays, for typical office use consistent with the standards set forth on Exhibit E. Landlord shall also furnish HVAC at such other times as are not provided for above on not less than twenty-four (24) hours notice of Tenant’s need for such additional HVAC, provided Tenant pays to Landlord its regular charges for such additional HVAC. Such charges shall be deemed Additional Rent under this Lease. Tenant may also elect, in its sole discretion and at Tenant’s sole cost and expense, to install supplementary HVAC equipment and a sub-meter in the Premises at any time and from time to time during the Term following written notice to Landlord. If Tenant elects to install any such equipment, Tenant shall be permitted access to the roof for said installation, which access and installation will be governed by the terms of Article 7 of this Lease.

B.            Electric current which shall be paid for by Tenant to Landlord as set forth in Section 3.3 above. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation;

C.            Water in the Common Areas for lavatory and drinking purposes;

D.            Automatic elevator service;

E.            Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in the Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

F.             Washing of windows at intervals reasonably established by Landlord;

G.            Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage;

H.            Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow; and

I.             Repair and maintenance to the extent specified elsewhere in this Lease.

Section 6.2            Additional Services. Except as otherwise provided for herein, if Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity greater than those which Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as Additional Rent at the same time monthly installments of Base Rent and other Additional Rent is due.

If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building’s air-conditioning system or generate substantially more heat in the Premises than that which would normally be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and the rest of the Building, including equipment which modifies the Building’s air-conditioning system. All reasonable costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.2.

Tenant shall not install or connect any electrical equipment other than the business machines and equipment typically used for general office purposes by tenants in office buildings comparable to the Building (a computer not being an example of such a typical business machine with the exception of personal computers and word processors) without Landlord’s prior written consent. If Landlord determines that the electricity used by the equipment to be so installed or connected exceeds the designed load capacity of the Building’s electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in this Section 6.2.

Section 6.3            Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.1 may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services, and that any such interruption shall not be deemed an eviction or disturbance of Tenant’s right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease. Notwithstanding anything to the contrary in Article 6 above or elsewhere in this Lease, Landlord and Tenant agree that there are certain Building services without which Tenant cannot occupy the Premises for the purposes for which same were leased. Such services are HVAC, electrical service, elevator service, use of Tenant’s proportionate share of parking spots serving the Building, cleaning services, and water and plumbing services. Should Landlord fail to provide, during the Term, any one or more of the aforementioned services for a continuous period of three (3) business days, then Rent shall abate until such service or services are restored.

ARTICLE 7

REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

Section 7.1            Repair and Maintenance of Building. Subject to Section 7.2 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, roof, corridors and other Common Areas, and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants, such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair. Except as provided in Article 6, 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to any fixtures, appurtenances and equipment therein or thereon. In the event Landlord fails to commence any such repair or maintenance work within a thirty (30) day period after notice from Tenant of the required repair or maintenance, without limitation of any other right or remedy Tenant may have available at law or in equity, Tenant may complete such work and invoice Landlord for the reasonable third party out-of-pocket costs thereof which Landlord shall pay to Tenant within 30 days of such invoice.

Section 7.2            Repair and Maintenance of Premises. Tenant shall, at its sole cost and expense, keep and maintain the Premises in good order, condition and repair, subject to ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease.

Section 7.3            Alterations or Improvements.

A.            Tenant shall not make or permit alterations of or upon any part of the Premises or additions to the Premises (collectively, “Alterations”) without first obtaining the written consent of Landlord, provided however, Tenant shall be permitted to make non-structural alterations, additions or improvements to the Premises (“Decorative Alterations”) upon at least five (5) business days prior written notice to Landlord but without Landlord’s consent provided that the cost of such Decorative Alterations do not exceed $30,000 per occurrence or an aggregate amount of $90,000 in any twelve (12) month period. Tenant shall at its sole expense and cost, ensure that all Alterations and Decorative Alterations shall be made in accordance with all applicable laws, rules, codes, ordinances and regulations in a good and workmanlike manner and in quality equal to or better than the original construction of the Premises or Building, and Tenant shall comply with such requirements as Landlord considers reasonably necessary or desirable. Before commencement of any Alterations or delivery of any materials unto the Premises or the Building, Tenant shall furnish to Landlord, for its prior written approval, plans and specifications certified by a licensed architect or engineer approved by Landlord and such other documentation as Landlord shall reasonably request in connection with the Alterations. Landlord’s consent to any such Alterations shall create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency, or compliance with laws, rules, codes, ordinances, or regulations of such Alterations or the plans, specifications or working drawings therefor. Tenant shall promptly pay all costs attributable to such Alterations (including, without limitation, Landlord’s reasonable costs of reviewing plans and materials submitted to Landlord for approval) and shall promptly repair any damage to the Premises, Building or Common Areas caused by or resulting from such Alterations. Any such Alterations shall remain for the benefit of Landlord at the expiration or earlier termination of the Lease, provided, however, that Landlord may elect upon written notice to Tenant at the time of consent to such Alteration, to require that Tenant, at its expense, remove at the expiration or earlier termination of this Lease all or a portion of the Alterations made by Tenant and repair any damage caused by such removal. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

B.            If Landlord permits Tenant to perform any Alterations, then in addition to the requirements set forth above in this Section 7.3, the following shall apply: (i) prior to the commencement of the Alterations or the delivery of any materials to the Building, Tenant shall submit to Landlord, for Landlord’s approval, copies of the contracts, names, and addresses of all contractors, necessary permits and licenses, certificates of insurance (including, without limitation, Workmen’s Compensation, comprehensive general liability and adequacy of design insurance) and instruments of indemnification and waivers of lien against any and all claims, costs, expenses, damages and liabilities which may arise in connection with the Alterations, all in such form and amount as shall be satisfactory to Landlord; (ii) all such Alterations shall be done only by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld) and at such time and in such manner as Landlord may from time to time designate; (iii) upon completion of any Alterations, Tenant shall furnish Landlord with as-built plans, contractors’ affidavits, full and final waivers of lien, receipted bills covering all labor and materials expended and used in connection with such Alterations; and (iv) all such Alterations shall comply with all Applicable Laws, and all collective bargaining agreements applicable to the Building, and shall be done in a good and workmanlike manner and with the use of good grades of materials.

C.            Tenant shall indemnify and save harmless Landlord from all costs, loss or expense in connection with Alterations. No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or by virtue of any act or omission of Tenant upon the Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien. In the event any lien is filed against the Premises, or any part thereof, for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within ten (10) days after filing by bonding or as provided or required by law or in any other lawful manner. Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys, fees in connection with any such lien.

D.            Landlord shall provide Tenant with an allowance of no more than $52,590.00 (the “Allowance”) for initial Alterations to be performed in the Premises by Tenant (“Tenant’s Initial Alterations”). The Allowance shall be paid by Landlord to Tenant upon receipt of invoices from Tenant along with a waiver of lien for the funds to be disbursed under each respective invoice from each contractor participating in Tenant’s Initial Alterations. In the event the Allowance is not fully utilized by Tenant, Landlord shall not be required to reimburse Tenant the balance of the Allowance. Tenant’s Initial Alterations shall be subject to the terms and conditions of this Section 7.3.

Section 7.4            Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, shall be removed on the expiration or earlier termination of this Lease, and further that Tenant repairs at its own expense any and all damage to the Premises and the Building resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord.

ARTICLE 8

FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

Section 8.1            Fire and Other Casualty. If the Premises or the Building are made untenantable by fire or other casualty, including damage or casualties of war, Landlord shall, to the extent permitted by all mortgages and ground leases on the Building, immediately take such action as is necessary to make applicable insurance proceeds available and to use the same to reconstruct, repair and restore the Building and the Premises, including the tenant improvements, and, at Landlord’s option, Tenant may be permitted or required to devote the proceeds of its insurance covering tenant improvements to cause restoration of tenant improvements over and above those performed or paid for by Landlord pursuant to Landlord’s Work or “as is,” as the case may be, and pay for same to Landlord or through Landlord as if newly done pursuant to Article 7 of this Lease. In the event fire or other casualty occurs and both Landlord and Tenant are insured, it is agreed that the coverage of the Landlord shall be primary and that Landlord’s recovery in no event shall be reduced by any insurance recovery to Tenant. Notwithstanding anything in this Section 8.1 to the contrary, if a registered architect selected by Landlord licensed to do business in New Jersey should certify that such work to the Premises cannot be accomplished by using standard working methods and procedures so as to make the Premises tenantable within twelve (12) months from the date the rehabilitation is started or within two (2) months from such date if the Lease term has less than eighteen (18) months remaining, either party shall have the right to terminate this Lease by giving to the other notice of such election within ten (10) days after its receipt of the architect’s certificate. If said fire or other casualty results in total destruction of the Building, this Lease shall automatically terminate as of the date of said fire or other casualty. In case of fire or other casualty not resulting in termination of this Lease, rent shall be abated on a per diem basis while the Premises are untenantable. If Tenant continues to conduct its business or profession in whole or in part from a portion of the Premises after such casualty, rent for space shall be abated pro rata with rent being charged only for the tenantable area. In case of termination of this Lease, rent shall be apportioned on a per diem basis and be paid to the date of the fire or other casualty. Any provision hereof notwithstanding, Tenant’s rent shall not abate if its negligence was the cause of the casualty.

Section 8.2            Casualty Insurance. Landlord shall at all times during the Lease Term carry a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement); provided, however, that

Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees, but excluding the gross negligence or willful misconduct of any of the foregoing. If the tenant finish improvements installed by Landlord or Tenant pursuant to Exhibit B or any Alterations made by Tenant pursuant to Section 7.3 result in an increase in the premiums charged during the Lease Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as Additional Rent after being separately billed therefor, provided Tenant receives reasonable documentation evidencing Tenant as the cause of such increase.

Section 8.3            Waiver of Subrogation. Landlord and Tenant hereby release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on or about or to the Premises, the Building or personal property within the Building by reason of fire or other casualty or any other risk which is or which is required to be insured, against under this Lease, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that all insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section 8.3 are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section 8.3 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section 8.3.

ARTICLE 9

GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

Section 9.1            Waiver and Release. To the extent not expressly prohibited by law, Tenant releases Landlord, its mortgagees and their respective agents, partners, officers, servants and employees, from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in the Premises, the Building or any part thereof, or from any equipment or appurtenance herein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building. This Section shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, and shall apply whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature. All personal property belonging to Tenant or any occupant of the Premises that is in the Premises or the

Building shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

Section 9.2            Indemnity. To the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord, its mortgagees and their respective agents, partners, officers, servants and employees against claims and liabilities, including reasonable attorneys’ fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant’s occupancy of the Premises or the conduct of its business or from activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of Tenant, its agents or employees. In the event any action or proceeding is brought against Landlord, its mortgagee or their respective agents, partners, officers, servants or employees by reason of any such claims, then, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

Section 9.3            Tenant’s Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the Lease Term carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.            Worker’s Compensation — minimum statutory amount.

B.            Comprehensive General Liability Insurance, including Blanket, Contractual Liability, Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability, Fire Damage.

•              Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

C.            Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, for the full cost of replacement of Tenant’s property.

Such insurance policy or policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord’s managing agent and mortgagee as additional insureds. Tenant shall endeavor to provide Landlord with thirty (30) days prior written notice of any cancellation or material change in coverage. Tenant shall furnish Landlord with Certificates of Insurance evidencing such coverage within thirty (30) days after a request to do so. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance, Landlord shall have the right, but not the obligation, to obtain such insurance and collect the cost thereof from Tenant as additional rent.

Section 9.4            Landlord’s Responsibility. Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant’s property as provided in Section 8.2) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord’s obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys, fees, incurred in connection therewith.

ARTICLE 10

EMINENT DOMAIN

If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then either Landlord or Tenant may, at their respective option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises by giving written notice of such termination to the other party. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant’s use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable to the extent the condemnation award proceeds received by Landlord are sufficient therefor; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. If Landlord does not receive a condemnation award sufficient to restore the remaining part of the Premises to a tenantable condition in Tenant’s reasonable opinion, Tenant may terminate this Lease. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s property, so long as such award to Tenant does not reduce any award payable to Landlord.

ARTICLE 11

LIENS

If, because of any act or omission of Tenant or any person claiming by, through, or under Tenant, any mechanic’s lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within thirty (30) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including, without limitation, reasonable attorneys’ fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate of twelve percent (12%) per annum until paid.

ARTICLE 12

RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as Additional Rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment until after Tenant’s liability therefor is finally determined.

If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as Additional Rent for the amount of real property taxes shown on the appropriate county official’s records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

Section 13.1          Assignment and Subletting. Tenant shall not, except as hereinafter provided, (i) assign, mortgage, pledge, hypothecate, encumber or in any manner transfer this Lease or any estate or interest therein, or (ii) permit any assignment of this Lease or any estate or interest therein by operation of law, or (iii) sublease the Premises or any part thereof; or (iv) grant any license, concession, or other right of occupancy of any portion of the Premises, or (v) permit the use of the Premises by any party other than Tenant, its agents and employees (each of the events described in clauses (i) through (v) being referred to herein as a “Transfer”). For purposes hereof, the sale or other transfer of less than all, or substantially all of (1) Tenant’s capital stock, if Tenant is a corporation, (2) the general partnership interests in

Tenant, if Tenant is a partnership, (3) the members’ interests in Tenant, if Tenant is a limited liability company, or (4) Tenant’s assets shall be deemed to be a Transfer. Notwithstanding the foregoing, Landlord agrees not to unreasonably withhold consent to any assignment of this Lease or subletting of the entire Premises, provided (a) Tenant is not then in default under this Lease, (b) Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises and financial responsibility of the proposed assignee or sublessee, are satisfactory to Landlord, (c) the proposed assignee or sublessee shall expressly assume all the obligations of this Lease on Tenant’s part to be performed, (d) such consent, if given, shall not release Tenant of any of its obligations under this Lease, including without limitation, its obligation to pay rent, (e) Tenant agrees specifically to pay over to Landlord, as additional rent, fifty percent (50%) all sums provided to be paid under the terms and conditions of such assignment or sublease which are in excess of the amounts otherwise required to be paid pursuant to this Lease, and (f) Tenant shall indemnify and hold Landlord harmless from any claims for brokerage commissions due in connection with such assignment or subletting. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s right to approve all subsequent Transfers. Any Transfer without Landlord’s prior written consent shall be void and shall, at the option of Landlord, constitute a Default under this Lease. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law without consent of Landlord, which consent may be arbitrarily withheld. In the event that Tenant shall request Landlord to consent to any Transfer, Tenant shall reimburse Landlord on demand for all of Landlord’s reasonable third party costs and expenses in connection therewith, including, without limitation, reasonable attorneys’ fees incurred by Landlord, not to exceed $2,000. Notwithstanding any Transfer consented to by Landlord, Tenant (and every guarantor of Tenant’s obligation under this Lease) shall at all times remain fully liable for the payment of the rent herein specified and for compliance with all of Tenant’s other obligations under this Lease and any amendments hereto and extensions of the term hereof. Notwithstanding anything to the contrary herein, Tenant may assign or sublet the Premises or any portion thereof without Landlord’s consent to any entity which controls, is controlled by, or is under common control with Tenant, or to any entity resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all, or substantially all of the assets of Tenant (an “Affiliate”), provided that Tenant provides notice to Landlord and said Affiliate assumes, in full, the obligations of Tenant under this Lease. Any such assignment shall not affect or limit the liability of Tenant under the terms of this Lease. For purposes of this paragraph “control” shall mean an ownership or equity interest of greater than fifty percent (50%).

Section 13.2          Recapture Election. If Tenant requests that Landlord consent to a Transfer, Landlord, at its sole option, may elect (a “Recapture Election”) to recapture the space covered by the Transfer Notice (hereinafter defined) and terminate this Lease with respect to such recaptured space on the first day of the second calendar month next succeeding receipt of Tenant’s Transfer Notice, which election shall be effective unless Tenant elects to withdraw its request for approval of such Transfer by delivering a written notice of such withdrawal to Landlord within ten (10) days after Landlord delivers written notice of Landlord’s exercise of the Recapture Election to Tenant. A Recapture Election, if exercised by Landlord, shall be by written notice to Tenant within twenty (20) days of receipt by Landlord of a Transfer Notice. If Landlord exercises a Recapture Election, Landlord may lease the Premises to the sublessee or assignee proposed by Tenant. If this Lease shall be terminated with respect to less than the entire

Premises, Base Rent and Additional Rent shall be adjusted on the basis of the square feet retained by Tenant in proportion to the square feet of the Premises prior to such termination and this Lease as so amended shall continue thereafter in full force and effect. In such event, Landlord shall pay the cost of erecting demising walls and public corridors and making other modifications to physically separate the portion of the Premises remaining subject to the Lease from the rest of the Premises, which demising walls and other modifications shall comply with all applicable building codes and other governmental laws and regulations. As used herein, “Transfer Notice” shall mean a written notice from Tenant to Landlord requesting Landlord’s consent to a Transfer.

ARTICLE 14

TRANSFERS BY LANDLORD

Section 14.1          Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 15.4.

Section 14.2          Subordination. Tenant’s rights under this Lease are and shall always be subordinate to the operation and effect of any mortgage, deed of trust, ground lease or master lease now or hereafter placed upon or governing the Building. This clause shall be self-operative, and no further instrument of subordination shall be required. In confirmation thereof, Tenant shall execute such further assurance as may be required. Any mortgagee, ground lessor or trustee under any such mortgage, deed of trust, ground lease or master lease may elect that this Lease shall have priority over its mortgage, deed of trust, ground lease or master lease; and upon notification to Tenant of such election by such mortgagee, ground lessor or trustee, this Lease shall be deemed to have priority over said mortgage, deed of trust, ground lease or master lease whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust, ground lease or master lease. Notwithstanding the foregoing, no default by Landlord under any such mortgage, deed of trust, ground lease or master lease shall affect Tenant’s rights hereunder so long as Tenant is not in default under this Lease. Tenant hereby attorns to any successor to Landlord’s interest in this Lease and shall recognize such successor as Landlord hereunder provided such successor agrees to allow Tenant to continue in possession of the Premises in the same manner and with the same rights and options provided in this Lease. Tenant agrees to execute and deliver within ten (10) days after Landlord’s request, all instruments as may be reasonably required by such successor to confirm such attornment and non-disturbance. Landlord shall request and use its reasonable good faith efforts to obtain for Tenant a subordination, non-disturbance and attomment agreement from any present or future lender or ground lessor provided that Landlord shall have no liability to Tenant in the event Landlord is unable to obtain such agreement.

ARTICLE 15

DEFAULTS AND REMEDIES

Section 15.1          Defaults by Tenant. The occurrence of any one or more the following events shall be a default under and breach of this Lease by Tenant:

A.            Tenant shall fail to pay any installment of Base Rent or any Additional Rent when the same shall be due and payable, or any other amounts due Landlord from Tenant as additional rent or otherwise within ten (10) days after the same shall be due and payable and such failure continues for at least three (3) days after notice thereof from Landlord.

B.            Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of ten (10) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such ten-day period, such default shall be deemed to have been cured if Tenant commences such performance within said ten-day period and thereafter diligently undertakes to complete the same and does so complete the required action within a reasonable time, but not more than sixty (60) days after Landlord’s notice in any event.

C.            Tenant shall vacate or abandon the Premises for any period, or fail to continuously occupy for a period of ten (10) days the Premises or any substantial portion thereof.

D.            Tenant shall effectuate a Transfer in violation of Article 13 hereof.

E.            A trustee or receiver shall be appointed to take possession of substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

F.             A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

Section 15.2          Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 15.1, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

A.            Landlord may apply the security deposit or re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action, regardless of whether caused by Landlord’s negligence or otherwise, unless due to Landlord’s willful misconduct.

B.            Landlord may elect to terminate this Lease and Tenant’s right to the Premises or, without terminating this Lease, forthwith terminate Tenant’s right to possession of the Premises. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises and deliver possession thereof to Landlord, and Tenant hereby grants to. Landlord full and free license to enter into and upon the Premises with or without process of law in the event of any such termination of this Lease or right to possession, and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove any and all property therefrom using such force as may be necessary without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord’s rights to rent or any other right given to Landlord hereunder or by operation of law.

C.            Landlord may at Landlord’s option enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as in subparagraph B of this Section 15.2, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant’s obligation to pay the rent hereunder for the full term. Upon and after entry into possession without termination of this Lease, subject to Landlord’s right to first rent other vacant areas in the Building, Landlord may relet the Premises or any part thereof to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord in Landlord’s sole discretion shall determine. Any proceeds from the relet of the Premises by Landlord shall first be applied against the cost and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, and other reasonably necessary expenses incurred to secure a new tenant for the Premises. If the consideration collected by Landlord upon any such reletting after payment of the expenses of reletting the Premises is not sufficient to pay monthly the full amount of the rent reserved in this Lease, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due upon demand. If the consideration collected by Landlord upon any such reletting after payment of the expenses of reletting the Premises is greater than the amount necessary to pay the full amount of the rent reserved in this Lease, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

D.            If the Landlord shall decide to terminate this Lease, Landlord, at its sole option, shall be entitled to recover from Tenant, in lieu of any amounts due under Section 15.2C hereof, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which Landlord’s reasonable estimate of the aggregate amount of Base Rent and Annual Rental Adjustment for a period from the date of such termination through the Expiration Date of this Lease, exceeds the then reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of five percent (5%) per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for such period, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

E.             Notwithstanding anything in this Lease to the contrary, any and all remedies set forth in this Lease (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative and (iii) may be pursued successively or concurrently as the Landlord may elect. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same, or any other term, covenant or condition herein contained. The acceptance of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease.

F.             Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

G.            Landlord shall use commercially reasonable efforts to mitigate all damages incurred as a result of a Tenant default hereunder.

Section 15.3           Default by Landlord and Remedies of Tenant. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same and does so complete the required action within a reasonable time, but not more than sixty (60) days after Tenant’s notice in any event. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover direct damages for any loss resulting from the breach, but Tenant shall not be entitled to recover consequential changes, terminate this Lease or withhold or abate any rent due hereunder, except as otherwise provided for herein.

Section 15.4           Limitation of Landlord’s Liability. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease as provided in Section 15.3 and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and

Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment and that Landlord shall not be liable for any deficiency.

The references to “Landlord” in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the “Landlord” named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations accruing after the date of transfer.

Section 15.5           Non-Waiver of Defaults. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and breach of the Lease shall be deemed to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 15.6           Attorneys’ Fees. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith.

Section 15.7           Limitation of Liability. Landlord and Tenant’s respective liability under this Lease shall specifically exclude incidental, indirect and punitive damages, except in the event Tenant fails to surrender the Premises to Landlord and holds over in the Premises as set forth in Section 2.7.

ARTICLE 16

Intentionally Omitted

ARTICLE 17

NOTICE AND PLACE OF PAYMENT

Section 17.1           Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Item K of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given two (2) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The address specified in Item K of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

Section 17.2           Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord’s management agent at the address specified in Item K of the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE 18

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

A.            For purposes of this Lease, the following additional definitions shall apply:

1.             “Hazardous Substances” shall include any pollutants, petroleum products, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Industrial Site Recovery Act and all rules, regulations, orders, directives and opinions promulgated thereunder (“ISRA”) N.J.S.A. 13:1K-6 et seq.; the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder (“Spill Act”); the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder (“CERCLA”); or any other applicable Federal, State or Local environmental law or ordinance; and all rules, regulations, orders, directives and opinions promulgated under the foregoing, any amendments to any of the foregoing and any successor legislation to any of the foregoing (collectively “Environmental Laws”);

2.             “Release” means spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping;

3.             “Notice” means any written summons, citation, directive, order, claim, litigation, judgment, letter, submission or other communication from the New Jersey Department of Environmental Protection (“DEP”), the United States Environmental Protection Agency (“EPA”), any other Federal, State or Local agency or authority or any other entity or any individual, concerning any act or omission resulting or which may result in the Release of Hazardous Substances into the waters or onto the lands of the State of New Jersey or into waters outside the jurisdiction of the State of New Jersey or into the “environment” as such terms are defined in CERCLA, or otherwise related to any Environmental Law or Tenant’s obligations pursuant to this Section 22. “Notice” shall include the imposition of any liens of any real or personal property or revenues of Tenant including, but not limited to, Tenant’s interest in the Premises or any of Tenant’s property located thereon, pursuant to or resulting from the violation of any Environmental Law, or any other governmental actions, orders or permits or any knowledge after due inquiry and investigation of any facts which could give rise to any of the above.

B.            To the extent that Tenant may be permitted under applicable law to use the Premises and/or the Project for the generating, manufacturing, refining, transporting, treating, storing, handling, disposing, transferring or processing of Hazardous Substances, Tenant shall ensure that said use shall be conducted at all times strictly in accordance with applicable Environmental Law. Tenant shall not cause nor permit as a result of any intentional or unintentional act or omission, a Release of Hazardous Substances, except in compliance with Environmental Laws. If any intentional or unintentional act or omission results in any actual or alleged Release of Hazardous Substances, except in compliance with Environmental Laws, Tenant promptly shall conduct necessary sampling and cleanup and remediate such Release in accordance with applicable Environmental Laws.

C.            Tenant shall not operate any business at the Premises which shall be subject to ISRA. Tenant hereby represents that its North American Industry Classification System (herein “NAICS”) Number is 2834-04 and its operations shall consist of the Permitted Use. Notwithstanding any provision of ISRA to the contrary, if the Tenant’s operations become subject to ISRA, Tenant, at Tenant’s own expense, shall do whatever is necessary to comply with ISRA whenever an obligation to do so arises. At no expense to Landlord, Tenant promptly shall provide all information requested by Landlord regarding or in furtherance of ISRA compliance.

D.            Tenant promptly shall furnish Landlord with true copies of any Notices of any nature made by Tenant to, or received by Tenant from DEP, EPA, or any local, state or federal authority.

E.             NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, AND WITHOUT LIMITING ANY OTHER PROVISIONS OF THIS ARTICLE 18, TENANT, AT ITS SOLE COST AND EXPENSE, SHALL OBSERVE, COMPLY AND FULFILL ALL OF THE TERMS AND PROVISIONS OF ALL APPLICABLE ENVIRONMENTAL LAWS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AS THEY RELATE TO TENANT’S USE AND OCCUPANCY OF THE PREMISES DURING THE TERM OF THIS LEASE.

F.             Without limiting the foregoing, Tenant agrees that it shall not do or omit to do nor suffer the commission or omission of any act, the commission or omission of which is prohibited by or may result in liability pursuant to any Environmental Law;

G.            In the event there shall be filed a lien against the Premises and/or the Project arising out of a claim(s) by DEP pursuant to the provisions of the Spill Act or by EPA pursuant to the provisions of CERCLA relating to Tenant’s use of the Premises, Tenant immediately either shall: 1) pay the claim and remove the lien from the Premises and/or the Project; or, ii) furnish a bond, cash receipt or other security satisfactory to Landlord sufficient to discharge the claim out of which the lien arises.

H.            (i)            Tenant promptly shall provide Landlord with all documentation and correspondence provided to DEP pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq., and all rules, regulations, orders, directives and opinions promulgated thereunder.

(ii)           Tenant promptly shall supply Landlord all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge Reports and Notices Act, N.J.S.A. 13:1K-15, et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder.

(iii)          Tenant promptly shall provide Landlord with a copy of all permits obtained pursuant to any Environmental Law.

I.              Tenant acknowledges that for Landlord to comply with the requirements of Environmental Laws, Landlord from time to time, may have to enter the Premises. Landlord and/or its agents shall have an irrevocable license and right to enter the Premises for such purposes. All such entry by Landlord and/or its agents shall be upon reasonable notice to Tenant. Landlord represents and warrants that (a) there are no Releases of Hazardous Substances at, on, in, under or from the Premises which could reasonably result in liability or investigation or remediation obligations pursuant to Environmental Laws; and (b) there are no violations of Environmental Laws associated with the Premises as of the date of this Lease.

J.             Tenant agrees to cooperate with Landlord to provide any information necessary to Landlord in order to effect compliance with any Environmental Law and to execute any documents reasonably requested by Landlord in connection with compliance with any Environmental Law.

K.            Tenant shall reasonably cooperate in allowing, from time to time, such examinations, tests, inspections and reviews of the Premises as Landlord, in its sole and absolute discretion, shall determine to be advisable in order to evaluate any potential environmental problems or Tenant’s compliance with Environmental Laws.

L.             Tenant shall indemnify, defend and hold Landlord harmless from any and all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those incurred to enforce this indemnity or for any other purpose) arising out of or in any way related to (1) any spills or discharges of Hazardous Substances at the Premises and/or Project caused by Tenant or (2) Tenant’s failure to comply with the provisions of this Lease. Tenant’s obligations and liabilities pursuant to this Lease shall continue for so long as Landlord remains responsible or liable under Environmental Laws or otherwise for any spills or discharges of Hazardous Substances and/or for any violations of Environmental Laws caused by Tenant.

M.           Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible for complying with any Environmental Law in connection with any spill or Release of Hazardous Substances which shall have occurred prior to the Commencement Date of this Lease. Landlord shall indemnify, defend and hold Tenant harmless from any and all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those incurred to enforce this indemnity or for any other purpose) arising out of or in any way related to (1) any spills or discharges of Hazardous Substances at the Premises and/or the Building not caused by Tenant or (2) Landlord’s failure to comply with the provisions of this Article 18. Landlord’s obligations and liabilities pursuant to this Lease shall continue for so long as Tenant remains responsible or liable under Environmental Laws or otherwise for any spills or discharges of Hazardous Substances and/or for any violations of Environmental Laws caused by any person other than Tenant.

N.            In the event Tenant shall fail to comply in full with this Section, Landlord, at its option, may perform any and all of Tenant’s obligations as aforesaid, and all reasonable costs and expenses so incurred by Landlord shall be deemed a claim against Tenant as Additional Rent payable on demand.

O.            The provisions of this Article 18 shall survive the expiration or earlier termination of this Lease, regardless of the reason for such termination and compliance with the provisions of this Article 18 may require Tenant to expend funds or perform acts after the expiration or termination of this Lease. Tenant agrees to expend such funds and/or perform such acts and shall not be excused therefrom notwithstanding any expiration or termination of this Lease, it being agreed and acknowledged that Landlord would not have entered into this Lease but for the provisions of this Article 18.

ARTICLE 19

MISCELLANEOUS GENERAL PROVISIONS

Section 19.1           Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant’s business except as provided in this Lease. Landlord shall be responsible for compliance with all Applicable Laws now in force or which may hereafter be in force during the Term with respect to the Building.

Section 19.2           Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding. This Lease shall be assumed or rejected within sixty (60) days after the filing of any bankruptcy proceeding filed by or against Tenant.

Section 19.3           Common Areas. The term “Common Areas,” as used in this Lease, refers to the areas of the Building which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted by Landlord including those set forth in Section 5.2 and Exhibit C of this Lease. Landlord reserves the right to modify, alter and close portions of the Common Areas from time to time in its sole and absolute discretion, provided that Tenant’s access to the Premises shall not be materially, adversely affected.

Section 19.4           Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of New Jersey.

Section 19.5           Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 19.6           Quiet Enjoyment. So long as Tenant is not in default under this Lease, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises. Tenant shall be permitted to access the Premises 24 hours a day, seven days a week, 365 or 366 days a year, as the case may be.

Section 19.7           Name. Tenant shall not, without the written consent of Landlord, use the name of Perryville Corporate Park for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

Section 19.8           Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 19.9           Time. Time is of the essence of this Lease and each and all of its provisions.

Section 19.10         Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Section 19.11         Prior Agreements. This Lease and the letter of understanding executed pursuant to Section 2.5 hereof contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 19.12         Payment of and Indemnification for Leasing Commissions. The parties hereby acknowledge, represent and warrant that the only real estate broker or brokers involved in the negotiation and execution of this Lease is that, or are those named in Item I of the Basic Lease Provisions; and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify the other party and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto. Landlord shall pay to the Brokers listed in Item I their respective commissions earned with respect to this Lease pursuant to separate agreements.

Section 19.13         Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 19.14         Definition of the Relationship Between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant’s business in the Premises or otherwise.

Section 19.15         Lease Modification. Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way materially change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified by an amendment to this Lease.

Section 19.16         Americans With Disabilities Act (“ADA”). Landlord shall be responsible for compliance with ADA in the Common Areas and Tenant shall be responsible for compliance with ADA in the Premises; provided however, Tenant shall be responsible for compliance with ADA in the applicable Common Areas in the event (i) the conduct of Tenant’s business is unique to that of other tenants in the Building and necessitates special requirements, or (ii) Tenant’s improvements in the Premises thereby necessitate compliance with ADA in the Common Areas.

Section 19.17         Estoppel Certificate. Tenant shall, within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement, in the form attached hereto as Exhibit D or in such other form as Landlord may reasonably request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant’s knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) any other matters or state of facts reasonably required respecting the Lease or Tenant’s occupancy of the Premises. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. In the event that Tenant fails to deliver to Landlord the aforesaid certificate within the time period described hereinabove, then Landlord shall deliver a second notice to Tenant requesting Tenant deliver the aforesaid certificate within three (3) days after receipt of said second notice. In the event that Tenant fails to deliver to Landlord the aforesaid certificate within the time period described in the second notice, then Tenant herein unconditionally agrees that it shall be liable on demand to pay Landlord the sum of $250.00 for each day that Tenant is late in delivering the aforesaid certificate to Landlord, such sum to be as and for Landlord’s full and complete liquidated and agreed monetary damages suffered by reason of Tenant’s failure to timely deliver an estoppel certificate to Landlord. In addition to the foregoing, Landlord reserves the right to exercise any further rights or remedies available to it under the Lease, at law or equity by reason of Tenant’s default hereunder.

Section 19.18         Memorandum of Lease. Tenant shall not record this Lease or any memorandum or short form of this Lease.

Section 19.19         Force Majeure. Except as otherwise provided for herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill or is delayed in fulfilling any of its obligations when such inability or delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; manmade or natural casualties; adverse weather conditions or other acts of God; acts of omissions of governmental or political bodies; or civil disturbances or riots.

Section 19.20         Financial Statements. During the Lease Term and any extensions thereof, Tenant shall, upon request, provide to Landlord with a copy of Tenant’s most recent certified and audited financial statements prepared as of the end of Tenant’s most recent fiscal year. Such financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 19.21         Intentionally Omitted.

Section 19.22         Representations and Warranties. The undersigned parties represents and warrants to the other party that (i) it is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken; and (iii) the individual executing and delivering this Lease on behalf of such party has been authorized to do so, and such execution and delivery shall bind the executing party. Each party at the other’s written request shall provide the requesting party with evidence of such authority.

Section 19.23         Parking. Landlord shall provide to Tenant, at Tenant’s sole cost and expense, 4.1 unreserved parking spaces for every 1,000 square feet leased in the Building’s parking lot, or 61 parking spaces.

Section 19.23         Intentionally Omitted.

Section 19.24         Security for Performance of Tenant’s Obligations. Notwithstanding any security deposit held by Landlord pursuant to Article 4, Tenant hereby agrees that in the event of a default by Tenant, Landlord shall be entitled to seek and obtain a writ of attachment and/or a temporary protective order and Tenant hereby waives any rights or defenses to contest such a writ of attachment and/or temporary protective order on the basis of the State of New Jersey Code of Civil Procedure or any other related statute or rule.

Section 19.25.        Tenant’s Renewal Option. Provided no event of default has occurred by Tenant under this Lease beyond the expiration of all applicable grace and/or cure periods expressly provided for herein, Tenant shall have the option (the “Renewal Option”) to renew the Term of this Lease for an additional two (2) year period (the “Renewal Period”). If Tenant desires to exercise the Renewal Option, Tenant must deliver written notice (the “Renewal Notice”) to Landlord in accordance with Article 17 of this Lease no less than six (6) months prior to the Expiration Date, otherwise, the Renewal Option will lapse and be deemed forever waived by Tenant. The same terms and conditions as contained in this Lease will apply during the Renewal Period, except the Base Rent will be as set forth below. Any attempt by Tenant to exercise the Renewal Option by any method, at any time or in any circumstances other than as specifically set forth herein will be null and void and of no force or effect at the sole option and discretion of Landlord. The Renewal Option is reserved to Tenant and Affiliates and will not inure to the benefit of any assignees, sublessees, transferees, successors and/or assigns of Tenant. During the Renewal Period, the Base Rent shall be as follows:

Renewal Year	Annual Base Rent	Monthly Base Rent

1	$321,904.00	$26,825.33

2	$321,904.00	$26,825.33

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

CROWN PERRYVILLE, LLC

By:	Crown NJ, LLC, Its Managing Member

By:	/s/ Davar Rad
	Name:	Davar Rad
	Title:	Managing Member

TENANT:

INO THERAPEUTICS LLC

By:	/s/ Todd Durkin
	Name:	Todd Durkin
	Title:	VP Operations

47-0931456 Pharmaceutical Manufacturers
Tenant’s Tax Identification Number

EXHIBIT A

THE PREMISES

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EXHIBIT B

LANDLORD’S WORK

Landlord agrees to perform the following improvements in the Premises, at Landlord’s sole cost and expense (collectively “Landlord’s Work”):

1.             Repair or replace, as mutually agreed to by Landlord and Tenant, all damaged or missing blinds with Landlord’s Building-standard blinds

2.             Replace all existing light bulbs in the Premises with new bulbs.

3.             Steam clean existing restrooms adjacent to the Premises.

4.             Strip and reseal vinyl flooring in IT room and kitchen space of the Premises.

5.             Repair the portions of the drywall in the Premises that resulted from water damage. Such repair work will occur in conjunction with the performance of Tenant’s Initial Alterations.

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EXHIBIT C

RULES AND REGULATIONS

In the event of a conflict or inconsistency between these rules and regulations and the Lease, the Lease shall control. All rules and regulations shall be uniformly applied to all tenants of the Building.

1.             The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or used for any purpose other than ingress and egress.

2.             No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of each tenant’s leased premises other than Landlord standard drapes without Landlord’s prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be flourescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3.             No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of each tenant’s leased premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Standard interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord, and shall be of a size, color and style acceptable to Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom; Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4.             The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant.

5.             The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6.             No tenant shall mark, paint, drill into, or in any way deface any part of such tenant’s leased premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

7.             No bicycles, vehicles, birds or other animals of any kind shall be brought into or kept in or about the tenant’s leased premises, and no cooking shall be done or permitted by any tenant in its leased premises, except that the preparation of coffee, tea, hot chocolate, food and similar items for tenants and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate its leased premises.

8.             No tenant shall use its premises for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of such leased premises. No tenant shall occupy or permit any portion of its leased premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express written consent of Landlord. No tenant shall use its leased premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

9.             No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

10.           No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon its leased premises any inflammable, combustible or explosive fluid, chemical or substance.

11.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12.           All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13.           No tenant shall purchase water, ice, towel, janitorial or maintenance or other like services, from any person or persons not approved by Landlord.

14.           Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

15.           Landlord reserves the right to require all persons entering the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and legal holidays to register with Landlord’s security personnel. Each tenant shall be responsible for all persons entering the Building at tenant’s invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

16.           Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of its leased premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and such tenant shall be responsible for all acts of such persons.

17.           All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

18.           The requirements of each tenant will be attended to only upon application to the Office of the Building.

19.           Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

20.           All office equipment of any electrical or mechanical nature shall be placed by tenant in its leased premises in settings which will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

21.           No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22.           There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

23.           No vending machine or machines of any description shall be installed, maintained or operated upon a tenant’s leased premises without the written consent of Landlord.

24.           The scheduling of Tenant move-ins shall be subject to the reasonable discretion of Landlord.

EXHIBIT D

ESTOPPEL CERTIFICATE

[Date]

Re:          Lease by                                               as tenant (“Tenant”) for space at Perryville III at Perryville Corporate Park, Hampton, New Jersey

Gentlemen:

The undersigned Tenant does hereby certify to you as follows:

a.             The Lease consists only of the documents identified in items (i) and (ii) on Schedule A attached hereto (“Schedule A”).

b.             To Tenant’s knowledge, the Lease is in full force and effect and has not been modified, supplemented, or amended as indicated in Item 2 on Schedule A.

c.             Tenant has not given the landlord written notice of any dispute between the landlord and Tenant or that Tenant considers the landlord in default under the Lease.

d.             Tenant does not currently claim any offsets or credits against rents payable under the Lease.

e.             Tenant has not paid a security or other deposit with respect to the Lease, except as shown in Item (iii) on Schedule A.

f.              Tenant has fully paid rent on account of the month of                                           ,                  ; the current base rent under the Lease is as shown in Item (iv) on Schedule A.

g.             Tenant has not paid any rentals in advance except for the current month of                       ,                      .

h.             The term of the Lease will terminate on the dates indicated in Item (v) on Schedule A.

D-1

i.              Except as shown in Item (vi) on Schedule A, Tenant has no right of first refusal, right of first offer, or option to lease space in addition to the premises demised under the Lease.

[TENANT NAME]

By:
Name:
Title:

D-2

SCHEDULE A

(i.)	Lease:

Landlord:
Tenant:
Suite #:
Date:

(ii.)	Modifications and/or Amendments

Date:
Date:
Date:

(iii.)	Security Deposit (currently held by Landlord) $

(iv.)	Monthly Base Rent for current term of Lease $

(v.)	Commencement Date:
Termination Date:

(vi.)	Right of first refusal or first offer or option to lease additional space
(if none, state “None”)

If “yes”, does such right or option still exist or has such right or option been exercised or waived?

Still Exists Exercised Waived:

A-1

EXHIBIT E

HVAC Standards

(A)          Provide heating from, ventilating and air conditioning, combining perimeter hot water distribution and a variable air volume distribution system.

(B)           The HVAC system for the Premises shall provide approximately the following basic design conditions:

1.             In Winter, 68 degrees F minimum interior temperature with the control range of 2 degrees when outside conditions are 0 degrees F.

2.             In summer, 78 degrees maximum F.D.B. with control range of #2 degrees when outside conditions are 95 degrees F. dry bulb and 75 degrees F. wet bulb.

(C)           The above criteria are based on a standard electrical load, including lighting, not to exceed 4.5 watts per square foot for lighting and general receptacles in any one room or area, and occupancy of one person per 150 square feet of usable area.

(D)          Concentrated loads beyond stated and/or 24 hour operation will require the addition of secondary systems.

(E)           The aforesaid temperature performance criteria are an approximation and Landlord shall have no liability to Tenant in the event Landlord is unable to meet the aforesaid specifications.

A-1

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”), made this 24th day of October, 2010 (the “Effective Date”), by and between INO THERAPEUTICS LLC, a Delaware limited liability company (“Assignor”), and IKARIA, INC., a Delaware corporation (“Assignee”).

RECITALS

A.            Assignor is the tenant under that certain lease dated July 9, 2008 relating to certain premises consisting of approximately 14,632 rentable square feet in the building known as Perryville III at Perryville Corporate Park located at 53 Frontage Road, Perryville, New Jersey (the “Lease”).

B.            Assignor desires to assign all of its right, title and interest in and to the Lease to Assignee, and Assignee desires to assume all of Assignor’s rights, liabilities and obligations in, to and under the Lease, in accordance with the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, intending to be legally bound, Assignor and Assignee do hereby agree as follows:

1.             Assignment. Assignor hereby assigns, gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the Effective Date all of Assignor’s right, title and interest in and to the Lease, including without limitation any security deposit presently held by the landlord under the Lease.

2.             Assumption. Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that Assignee shall assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the Lease that are to be observed, performed and fulfilled by the tenant named therein on and after the Effective Date in the same manner and to the same extent as if Assignee were the tenant named therein.

3.             Indemnification.

(a)           Assignor hereby indemnifies and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including, without limitation, reasonable attorneys’ fees, that Assignee may incur under the Lease by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, all of the obligations of the tenant under the Lease that were to be performed before the Effective Date.

(b)           Assignee hereby indemnifies and agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation, reasonable attorneys’ fees, that Assignor may incur under the Lease by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the Effective Date, all of the obligations of the tenant under the Lease that are to be performed on or after the Effective Date.

4.             Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.             Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

6.             Governing Law. This Agreement shall be governed by and construed pursuant to the laws of the State of New Jersey.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first set forth above.

ASSIGNOR

INO THERAPEUTICS LLC, a Delaware limited liability company

By:	/s/ James Briggs
Name:	James Briggs
Title:	SVP, Human Resources

ASSIGNEE

IKARIA, INC., a Delaware corporation

By:	/s/ James Briggs
Name:	James Briggs
Title:	SVP, Human Resources

AMENDMENT TO LEASE AGREEMENT

This Amendment to Lease Agreement (this “Amendment”) is made this 24th day of October, 2010 (the “Execution Date”), by and between CROWN PERRYVILLE, LLC, a Delaware limited liability company (“Landlord”) and IKARIA, INC., a Delaware corporation, as assignee of INO Therapeutics LLC, a Delaware limited liability company (“Tenant”).

BACKGROUND

A.            Landlord and Tenant are parties to a certain Lease dated July 9, 2008 (the “Lease”), relating to certain premises consisting of approximately 14,632 rentable square feet (the “Original Premises”) in the Building known and identified as Perryville III at Perryville Corporate Park, with an address of 53 Frontage Road, Perryville, New Jersey (the “Building”).

B.            Landlord and Tenant desire to replace the Original Premises and expand Tenant’s space in the Building by leasing the entire third floor of the Building consisting of an approximately 101,641 rentable square feet of space as shown on Exhibit A (the “Expansion Premises”) upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Defined Terms; Recitals.  All terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.  The recitals set forth hereinabove are expressly incorporated into the body of this Amendment by reference.  From and after the date hereof, any reference to the “Lease” shall mean, except to the extent the context otherwise requires, the Lease as amended hereby.

2.             Surrender of Original Premises.  On June 30, 2011 (the “Surrender Date”), Tenant shall forever surrender and relinquish to Landlord any and all of its interests, including rights of possession, in the Original Premises.  On or before the Surrender Date, Tenant shall vacate the Original Premises, and shall deliver same to Landlord in broom-clean condition in the manner and condition required under the Lease at the end of the term thereof.  Tenant shall also be responsible, at Tenant’s sole cost and expense for the removal of all cabling, telephone and internet wiring from and within the Original Premises.  As of the Surrender Date and after Tenant vacates the Original Premises in accordance with the terms and conditions of the Lease and this Amendment, Landlord and Tenant shall be deemed to have forever mutually released the other, their successors and/or assigns, from and against any claims, obligations and liabilities of whatever kind or nature whatsoever, thereafter arising out of or in connection with the Original Premises, except for those items of Base Rent and Additional Rent that have accrued prior to the Surrender Date but have not been billed to Tenant as of the Surrender Date.

3.             Expansion of Demised Premises.  Effective as of June 1, 2011 (the “Expansion Premises Commencement Date”), Landlord leases to Tenant the Expansion Premises, subject to the terms and conditions of the Lease as amended by this Amendment.  From and after the Expansion Premises Commencement Date:

(a)           The Expansion Premises shall be referred to as the Premises.

(b)           The Rentable Area of the Premises shall be deemed to consist of 101,641 rentable square feet on the third floor of the Building, and Tenant’s Building Expense Percentage shall be 35.23%.

(c)           Tenant’s Electrical Inclusion Amount shall be increased to $279,512.75 per annum payable in equal monthly installments of $23,292.73 (based on $2.75 per rentable square foot) and subject to adjustment as provided in Section 3.3 of the Lease.

(d)           The Expiration Date of the Lease shall be June 30, 2021.

(e)           The Base Year shall be the calendar year 2011.

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(f)            Tenant shall not be required to maintain a Security Deposit for the Premises and the Security Deposit currently held by Landlord in the amount of $25,606.00 shall be credited against a portion of Tenant’s June 2011 monthly Base Rent payment.

4.             Base Rent. Anything to the contrary in the Lease notwithstanding, from and after Expansion Premises Commencement Date, all Base Rent shall be calculated as set forth below.  Effective as of the Expansion Premises Commencement Date, Base Rent for the Premises shall be as follows:

Period	Annual Base Rent Rate per RSF	Annual Base Rent	Monthly Base Rent

6/1/2011-6/30/2016	$12.00	$1,219,692.00	$101,641.00

7/1/2016-6/30/2021	$15.00	$1,524,615.00	$127,051.25

5.             Early Access. Landlord shall deliver the Expansion Premises to Tenant with its current improvements on or before December 1, 2010 (the “Delivery Date”).  As of the Delivery Date, Landlord represents and warrants that all base Building electrical, mechanical and life safety systems will be in good working order and in compliance with all Applicable Laws including, without limitation, the Americans with Disabilities Act of 1990 and NFPA 101, “Code for Safety to Life” and Landlord covenants to make any improvements to the Building necessary in order to ensure the Building is in compliance with all Applicable Laws.  From the Delivery Date through the Expansion Premises Commencement Date (the “Early Occupancy Period”) Tenant shall be given access to the Expansion Premises for the purposes of  (a) performing space planning, (b) developing design drawings and (c) completing the Tenant Work (as defined below) and installing Tenant’s furniture, fixtures and equipment.  Access to the Expansion Premises during the Early Occupancy Period for such purposes shall be subject to all terms and conditions of the Lease, including without limitation Tenant’s obligation to maintain insurance for the Expansion Premises in accordance with and as required by Article 9 of the Lease.  Tenant shall not be liable for any charges or expenses in connection with Tenant’s occupancy of the Expansion Premises (including, without limitation, charges for electric, elevator use, loading dock access, parking, water and sewer) during the Early Occupancy Period.

6.             Tenant Construction.  Anything to the contrary contained in Section 7.3(a) of the Lease notwithstanding, Tenant shall have the right to complete certain improvements to the Building as set forth on Exhibit B and such other improvements relating to the initial fit-out of the Expansion Premises approved by Landlord which approval shall not be unreasonably withheld, conditioned or delayed (the “Tenant Work”).  If Tenant desires to complete any improvements not listed on Exhibit B, Tenant shall submit a proposal for such additional improvements to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall have a period of 5 business days to approve such plans or to identify any modifications to such plans reasonably required by Landlord.  If Landlord fails to respond to Tenant’s proposal within such 5 business day period, Tenant’s proposal shall be deemed approved.  The Tenant’s Work shall be constructed in accordance with Sections 7.3(b) and 7.3(c) of the Lease, in a good and workmanlike manner and in compliance with Applicable Laws.  Landlord shall not be entitled to any supervisory, administrative or other review fee in connection with the Tenant Work.  Anything to the contrary in Section 2.6 of the Lease notwithstanding, upon expiration or earlier termination of the Lease, Tenant shall have no obligation to restore the Premises or to remove any improvements installed in connection with the Tenant Work.

7.             Security.  In connection with the Tenant Work, Tenant shall install a video monitor at the existing reception desk in the lobby of the Building to create a security station and Tenant shall have the

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right at Tenant’s sole cost and expense, during the Lease Term, to staff such security station with Tenant’s personnel or security personnel employed or contracted by Tenant (“Tenant’s Security Staff”).  Tenant or security personnel contracted for by Tenant, as applicable, shall be required to maintain insurance for Tenant’s Security Staff as required by Article 9 of the Lease.  Tenant’s Security Staff shall have access to the Building 24 hours a day, 7 days a week, and shall direct invitees of other tenants in the Building to the appropriate suites.

8.             Parking. From and after the Expansion Premises Commencement Date, Section 19.23 of the Lease will be deleted in its entirety and the following inserted in lieu thereof:

“Landlord shall provide to Tenant 4.5 unreserved parking spaces for every 1,000 square feet leased in the Building.  Not less than 30% of the spaces allocated to Tenant shall be reserved parking spaces adjacent to the Building entrance.”

9.             Utilities and Other Building Services. Section 6.1(A) of the Lease is hereby modified to provide that HVAC shall be furnished to the Expansion Premises between the hours of 8:00 am and 9:00 pm, Monday through Friday, and 8:00 am to 1:00 pm on Saturday of each week except legal holidays.  In the event Tenant requires after-hours HVAC, Tenant shall notify Landlord not less than twenty-four (24) hours prior to Tenant’s need for same.  Such after-hours HVAC shall be provided by Landlord free of charge.

10.           NAICS Number/Tax Identification Number.  Tenant’s NAICS number as set forth in Section 18(C) of the Lease is hereby deleted and the number “325410” inserted in lieu thereof.  The reference to Tenant’s tax identification number set forth on the signature page of the Lease is hereby deleted and the “Tax Identification Number 208617785” inserted in lieu thereof.

11.           Default by Landlord and Remedies of Tenant.  From and after the Expansion Premises Commencement Date, Section 15.3 of the Lease will be deleted in its entirety and the following inserted in lieu thereof:

“It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of 30 days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such 30 day period, such default shall be deemed to have been cured if Landlord commences such performance within said 30 day period and thereafter diligently undertakes to complete the same completes the required action within a reasonable time, but not more than 60 days after Tenant’s notice in any event.  Anything to the contrary contained herein notwithstanding, no written notice shall be required in the event of an emergency which threatens imminent loss of property or injury to persons (although Tenant shall provide oral notice to Landlord at such time as is reasonable under the circumstances) and Tenant shall have the right to cure such condition immediately.   If Landlord fails to cure any default as and when required hereunder, Tenant may, in addition to all other remedies now or hereafter afforded or provided by law, perform such covenant or agreement for or on behalf of Landlord, or otherwise cure any such default, and any reasonable and necessary amount which Tenant shall advance pursuant thereto shall be repaid by Landlord to Tenant within 30 days after written demand therefore, and in the event Landlord does not so reimburse Tenant within such time period, Tenant may deduct from Base Rent and Additional Rent (if any) payments owed under this Lease the amount equal to the cost and expenses incurred by Tenant therefor.”

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12.           Termination Right.  As a condition to the effectiveness of this Amendment, Tenant must obtain approvals from the local municipality for Tenant’s proposed improvements to, and use of, the Expansion Premises including, without limitation, building permits necessary to complete the Tenant Work.  If Tenant does not obtain such approvals, Tenant shall have the right to terminate this Lease by delivering written notice to Landlord on or before December 31, 2010 and, upon delivery of such notice of cancellation, this Amendment shall be deemed null and void and of no further force or effect, and neither Landlord nor Tenant shall have any obligation or liability to the other except as set forth in the Lease prior to amendment hereby.  For the avoidance of doubt, upon cancellation of this Amendment pursuant to this Section 12, the Lease shall continue in full force and effect with respect to the Original Premises upon the terms and conditions of the Lease prior to modification hereby.  In the event any Tenant Work is performed during the Early Occupancy Period, Tenant shall, at Tenant’s sole cost and expense, remove such Tenant Work and restore the Expansion Premises to substantially the same condition as existed prior to the Delivery Date, subject to any damage from casualty and condemnation.

13.           Exit Right.  Tenant shall have the right to terminate the Lease (the “Exit Right”) as of June 30, 2016 (the “Exit Date”); provided, however, that Tenant must deliver to Landlord (i) a written notice (the “Exit Notice”), of its intent to exercise its Exit Right on or before June 30, 2015, which Exit Notice must be delivered by Tenant to Landlord in accordance with Section 17.1 of the Lease, and (ii) an amount, as calculated by Landlord, equal to the unamortized portion of the leasing commissions paid by Landlord to the Brokers (as defined below) in connection with this Amendment together with 10% interest on such amount (the “Exit Payment”).  Such amortization shall be on a straight-line basis over the period beginning July 1, 2011 and ending on the Expiration Date.  The Exit Payment must be delivered to Landlord on or before the Exit Date.  If Tenant timely and properly exercises the Exit Right, Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of the Lease on or before the Exit Date and Tenant shall have no further obligations under the Lease except for those accruing prior to the Exit Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease. If Tenant does not deliver to Landlord the Exit Notice and the Exit Payment within the time periods provided for in this paragraph, Tenant shall be deemed to have waived its Exit Right.

14.           Expansion Option.  Commencing on the Expansion Premises Commencement Date and continuing through the Expiration Date (the “Expansion Option Period”), Tenant shall have the right and option, subject and subordinate to similar rights of other tenants in the Building existing as of the Execution Date (the “Expansion Option”), to lease additional vacant space on the 2nd floor of the Building (the “Option Premises”) for the remainder of the Lease Term, on the terms and conditions then in effect under the Lease.  The Expansion Option shall be exercised only by written notice from Tenant to Landlord (the “Expansion Notice”) not less than 60 days prior to the intended commencement date as to such space (the “Option Commencement Date”).  Within 30 days of Tenant’s delivery of the Expansion Notice, Landlord and Tenant shall execute an amendment to the Lease adding the Option Premises to the Premises on the same terms and conditions as set forth in the Lease except as follows:

(a)           The square footage of the Premises shall be increased by the square footage of the Option Premises.

(b)           The amendment shall be effective as of the Option Commencement Date and the term of the Lease as to the Option Premises shall expire on the Expiration Date.

(c)           Tenant’s Building Expense Percentage shall be proportionally adjusted to include the Option Premises.

(d)           Landlord shall deliver the Option Premises to Tenant in its “as-is” condition.

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15.           Right of First Refusal.  In the event that Landlord intends to accept a written proposal (the “Pending Deal”) to lease to any third party space in the Building (the “Right of First Refusal Space”), Landlord shall deliver to Tenant written notice (the “Pending Deal Notice”) of the existence and the terms of such Pending Deal.  Within 5 days after Tenant’s receipt of the Pending Deal Notice, Tenant shall deliver to Landlord written notice (the “Space Acceptance Notice”) if Tenant elects to lease the Right of First Refusal Space. Tenant’s right to receive the Pending Deal Notice and election to lease or not lease the Right of First Refusal Space pursuant to this section, which are subject and subordinate to similar rights of other tenants in the Building existing as of the Execution Date, is hereinafter referred to as the “Right of First Refusal.” If Tenant elects to lease the Right of First Refusal Space described in the Pending Deal Notice by delivering the Space Acceptance Notice to Landlord within the required 5 day period, Landlord shall deliver to Tenant, within 10 days of receiving the Space Acceptance Notice, a proposed amendment to the Lease incorporating the terms and conditions set forth in the Pending Deal Notice and any other terms agreeable to Landlord and Tenant. If Tenant elects not to exercise the Right of First Refusal, Landlord shall be free to lease the Right of First Refusal Space pursuant to the terms and conditions set forth in the Pending Deal Notice; provided, however, Landlord shall not be permitted to lease such Right of First Refusal Space to any third party at a rental rate that is less than 90% of the rental rate specified in the Pending Deal Notice without first offering to lease such Right of First Refusal Space to Tenant upon such economic terms.  Should Tenant waive the Right of First Refusal with regard to any Right of First Refusal Space described in a Pending Deal Notice, the Right of First Refusal with regard to such Right of First Refusal Space shall nevertheless be reinstated if the transaction described in the Pending Deal Notice is terminated and if the transaction described in the Pending Deal Notice is consummated, Landlord shall notify Tenant, when the Right of First Refusal Space next becomes available for lease.

16.           Cafeteria Service. At all times during the Lease Term, subject to periodic closure for repairs, Landlord shall provide a first class, full service sit down cafeteria from 7:00 a.m. through 2:00 p.m., Monday through Friday (the “Cafeteria Hours”).  On or before the Expansion Premises Commencement Date, Landlord shall paint the cafeteria and replace the current carpeted flooring surfaces.  In addition, Landlord and Tenant shall cooperate to identify any additional improvements that are necessary or desirable in order to renovate the cafeteria space.  Landlord’s property manager shall meet with Tenant’s representative to discuss Tenant’s requirements relating to the cafeteria.  The cafeteria shall be operated by a reputable cafeteria operator (of the kind and quality of Aramark or a similar institutional operator).  If Tenant determines the service provided by the current cafeteria operator is deficient, Landlord shall select a new cafeteria operator, subject to Tenant’s reasonable approval, Tenant shall be responsible for all fees, charges and penalties associated with the termination of the then current operator provided that Tenant approves such charges in advance and elects to continue with the termination.  Upon notice of not less than 1 business day to Landlord, Tenant shall have the right to use the cafeteria outside of Cafeteria Hours for company events and presentations and “town hall” meetings at no additional cost to Tenant.  Tenant shall have the right to install audio visual equipment at Tenant’s sole cost and expense if Tenant elects to use the cafeteria for events and presentations.

17.           Fitness Center.  At all times during the Lease Term, subject to periodic closure for repairs, Landlord shall provide a fitness center (the “Fitness Center”) for use by tenants of the Building.  The Fitness Center shall be equipped with fully functioning machinery and weights (which shall be replaced as appropriate from time to time in order to ensure that the Fitness Center is, at all times, equipped with state of the art equipment) and shall otherwise be maintained in a first class manner.  The Fitness Center shall include men’s and women’s locker rooms and shower facilities.  The costs of operating the Fitness Center shall be included in the Operating Expenses; provided, however, that Landlord shall not make a profit from the operation of the Fitness Center, and neither Tenant nor Tenant’s employees shall be required to pay any fees for the use of the Fitness Center. The use of the Fitness Center by Tenant and Tenant’s employees shall be subject to Landlord’s Rules and Regulations set forth

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in the Lease, as same may be amended from time to time during the Lease Term.  To the extent that adjacent space is available in the Building and expansion is possible without disturbing corridors, Tenant shall have the right to expand the Fitness Center by up to 2,500 rentable square feet, subject to Landlord’s approval which approval shall not be unreasonably withheld, conditioned or delayed.

18.           Signage.  The provisions of Section 5.2(D) of the Lease notwithstanding, Tenant shall be permitted, at its sole cost and expense and subject to Landlord’s reasonable approval, to install signs on the exterior of the Building and a monument sign for the Building displaying Tenant’s trade name, provided and on the condition that Tenant shall obtain any necessary permits for said signs.  Throughout the Lease Term, Tenant shall pay for all electricity (if any) consumed by said sign, and shall maintain said signs in good condition and repair.  Upon the expiration or termination of the Lease Term, Tenant, at its sole cost and expense, shall remove such signs and repair any damage to the Building.

19.           NJEDA Grants.  Tenant submitted its application to the New Jersey Economic Development Authority (“NJEDA”) for a business employer incentive grant (the “Grant”) pursuant to the New Jersey Business Employment Incentive Act, 34 N.J.S.A. §§1B-124 et. seq., in connection with the operation of its business at the Premises.  Landlord shall, at no cost or expense to Tenant, reasonably cooperate with Tenant and execute such documents and applications as reasonably required for Tenant to obtain the Grant.

20.           Subordination. Section 14.2 of the Lease is hereby deleted in its entirety.  Landlord shall obtain a subordination non-disturbance agreement for the benefit of Tenant on a form of agreement reasonably acceptable to Tenant (the “SNDA”) within 60 days following the Execution Date.  If Landlord fails to obtain the SNDA within such 60 day period, all payments of Base Rent and Additional Rent payable under the Lease shall be deposited into an escrow account until such time as Landlord provides the required SNDA and, upon Tenant’s receipt of a fully executed SNDA, all escrowed amounts shall be released to Landlord.  Notwithstanding the foregoing, the holder of any mortgage may at any time subordinate its mortgage to the Lease, without Tenant’s consent, by notice in writing to Tenant.  Thereupon the Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and such mortgagee shall have the same rights with respect to the Lease as though the Lease had been executed prior to the execution and delivery of the mortgage and assigned to such mortgagee.  As a condition to the subordination of the Lease to any future mortgage or ground lease, Landlord shall obtain, for the benefit of Tenant, a SNDA from every mortgagee to which Landlord grants a mortgage of the Building and from every ground lessor that may hereafter acquire title to the land upon which the Building is constructed.  Each SNDA shall be acceptable to Tenant in both form and substance and shall be recorded at Landlord’s sole cost.  Without limiting the generality of the foregoing, the mortgagee shall acknowledge shall agree to be subject to the rights of offset contained herein should default in the performance of Landlord’s obligations under the Lease.

21.           Renewal Rights.  Section 19.25 of the Lease is hereby deleted in its entirety.  From and after the Expansion Premises Commencement Date, Tenant shall have no rights to renew the Lease or extend the term beyond the Expiration Date.

22.           Estoppel.  Landlord and Tenant hereby acknowledge that, as of the date of this Amendment there are no existing defaults in the performance of the respective obligations of Landlord and Tenant under the Lease nor is there any fact or condition which, with notice or lapse of time or both, will become such a default.

23.           Authority.  Individuals signing this Amendment on behalf of either party represent and warrant that they are authorized to bind that party.

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24.           Brokers.  Tenant and Landlord each represent and warrant to the other that CBRE Richard Ellis, Inc. (“Landlord’s Broker”), and Jones Lang Lasalle, Inc. (“Tenant’s Broker” and together with Landlord’s Broker, the “Brokers”) are the only brokers or finders with whom either has had any dealings, negotiations or consultations on behalf of Tenant relating to this transaction, and that no other broker or finder took any part in any dealings, negotiations or consultations relating to this amendment.  Brokers shall be paid a commission by Landlord in accordance with a separate written commission agreement between Brokers and Landlord.  Landlord and Tenant each agrees to be responsible for, indemnify, defend and hold harmless the other from and against all costs, fees (including, without limitation, attorney’s fees), expenses, liabilities and claims incurred or suffered by the other arising from any breach by Landlord or Tenant of the foregoing representation and warranty.

25.           Entire Agreement.  This Amendment (including all exhibits attached hereto), together with the Lease (including all exhibits attached thereto), constitute the entire agreement of Landlord and Tenant with respect to the subject matter hereof, and may not be contradicted by any prior or contemporaneous representation, statement or agreement of the parties relating to the subject matter hereof, and may not be modified except by a written instrument executed by the parties hereto.

26.           Binding Effect.  Except as expressly modified hereby, the Lease shall remain in full force and effect in accordance with its terms.  This Amendment shall be binding on the parties’ successors and assigns.

27.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.  For purposes of the execution hereof by the parties, signatures transmitted by facsimile or email shall be deemed to constitute originals.

28.           Governing Law. This Amendment shall be governed by and construed pursuant to the laws of the State of New Jersey.

29.           Effectiveness.  Submission of this Amendment for review, examination or signature does not constitute an obligation by Tenant to lease the Expansion Premises.  This Amendment shall not become effective as an agreement, nor shall Landlord or Tenant have any obligation hereunder, unless and until this Amendment has been executed by and delivered to both parties.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT		LANDLORD

IKARIA, INC., a Delaware corporation		CROWN PERRYVILLE, LLC, a Delaware limited liability company

By:	/s/ James Briggs	By: Crown NJ, LLC, Its Managing Member

Name:	James Briggs	By:	/s/ Davar Rad

Title:	SVP, Human Resources	Name:	Davar Rad

		Title:	Member

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EXHIBIT A

EXPANSION PREMISES

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EXHIBIT B

INITIAL TENANT IMPROVEMENTS

1.             Tenant shall have the right to provide alterations to the general lobby area, including updating of security scanning monitors, at Tenant’s expense with approval by Landlord.

2.             Tenant is allowed to install and maintain, security modifications to include badge access readers for all access points, including elevator access to the third floor and all access doors.  Landlord will have access to Tenant’s space.

3.             Tenant will be allowed to install and maintain a separate generator, at an outside location to be agreed with Landlord, for emergency support for Tenant’s sole purposes, provided Tenant obtains all required permits for the installation and the installation complies with all Applicable Laws.

4.             Pending final design, Tenant will be allowed to make any interior alternations, including structural alterations subject to Landlord’s prior approval, which will not be unreasonably withheld, during its initial improvements to the Expansion Premises.

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